UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MEDICUS PHARMA LTD.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	98-1778211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 3400, 100 King St W Toronto, Ontario, Canada	M5X 1A4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, no par value	The Nasdaq Capital Market
Warrants, each exercisable for one common share at an exercise price of $4.64 per share	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-279771

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered hereby are common shares, no par value, and warrants to purchase common shares, of Medicus Pharma Ltd. (the "Registrant"). The description of the common shares and warrants set forth under the heading "Description of Securities" in the Registrant's prospectus forming part of its Registration Statement on Form F-1 (File No. 333-279771), originally filed with the Securities and Exchange Commission on May 29, 2024, as thereafter amended and supplemented from time to time (the "Registration Statement") to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari Title: Executive Chairman and Chief Executive Officer

Dated: November 13, 2024